Exhibit 99.1

Susquehanna Bancshares, Inc. Announces Third Quarter 2009 Results and Declares Dividend

LITITZ, Pa.--(BUSINESS WIRE)--October 28, 2009--Susquehanna Bancshares, Inc. (Susquehanna) (NASDAQ:SUSQ) today announced net income applicable to common shareholders for the third quarter ended September 30, 2009 was $2.7 million, or $0.03 per diluted share, compared to $6.4 million for the third quarter of 2008, or $0.07 per diluted share. Net loss for the first nine months of 2009 was ($7.4) million, or ($0.09) per diluted share, compared to net income of $63.6 million or $0.74 per share for the first nine months of 2008.

The board of directors of Susquehanna Bancshares, Inc. has declared a fourth quarter dividend of $0.01 per common share, a reduction from the third quarter dividend, which was $0.05 per share. The dividend is payable on November 23, 2009 to shareholders of record November 9, 2009.

“After careful deliberation, our board made the decision to reduce our quarterly dividend,” said William J. Reuter, Chairman and Chief Executive Officer. “Susquehanna remains well capitalized, and we believe this is a prudent step to preserve our strong position during this prolonged economic downturn.”

Third Quarter Financial Results (Third Quarter 2009 vs. Third Quarter 2008)

  Net loans and leases grew 4% to $9.9 billion from September 30, 2008.
    Consumer loans increased 8%.
    Real estate secured-commercial loans increased 6%.
    Commercial loans increased 6%.
    Real estate secured-residential loans increased 5%.
    Leases increased 12%.
    Real estate-construction loans decreased 7%.
  Total deposits decreased 3% to $8.9 billion from September 30, 2008.
    Non-interest bearing demand deposits decreased 1%.
    Interest-bearing demand deposits increased 21%.
    Savings deposits increased 2%.

  Net interest margin for the quarter increased 4 basis points to 3.64% compared to 3.60% for the third quarter of 2008.

  Net charge-offs as a percentage of average loans and leases for the third quarter of 2009 were 1.48% compared to 0.35% for the third quarter of 2008. Non-performing assets as a percentage of loans, leases and other real estate owned were 2.83% at September 30, 2009 compared to 1.15% at September 30, 2008.
  Efficiency Ratio for the quarter was 61.48% compared to 78.38% for the third quarter of 2008.
  Common equity was $1.7 billion, or $19.53 per common share, at September 30, 2009 compared to $1.7 billion, or $19.69 per common share, at September 30, 2008.
  Susquehanna’s regulatory capital ratios are as follows:

	At September 30, 2009	Well-Capitalized Threshold
Leverage Ratio	9.65%	5.0%
Tier 1 Capital Ratio	11.05%	6.0%
Total Risk-Based Capital Ratio	13.48%	10.0%

  Return on average assets and average tangible equity(1) for the third quarter ended September 30, 2009 finished at 0.20% and 3.76%, respectively. This compared to results of 0.19% and 5.21% for the same measurements, respectively, for the third quarter of 2008.

(1)A non-GAAP-based financial measure. The most comparable GAAP-based measurement for return on average tangible equity is return on average equity. A reconciliation of the differences between non-GAAP-based and GAAP-based measurements can be found at the end of this release under the heading "Supplemental Reporting of Non-GAAP-Based Financial Measures."

Linked Quarter Results (Third Quarter 2009 vs. Second Quarter 2009)

  Net loans and leases decreased 1% to $9.9 billion from June 30, 2009.
    Consumer loans increased 2%.
    Real estate secured – commercial loans increased 1%.
    Real estate construction loans decreased 6%.
    Commercial loans decreased 2%.
    Leases increased 1%.
  Total deposits decreased 1% to $8.9 billion from June 30, 2009.
    Non-interest bearing demand deposits decreased 3%.
    Interest-bearing demand deposits increased 5%
    Savings deposits decreased 3%.
  Net interest margin increased 12 basis points to 3.64% compared to 3.52% for the second quarter of 2009.

  Net charge-offs as a percentage of average loans and leases increased 47 basis points to 1.48% compared to the second quarter of 2009. Non-performing assets as a percentage of loans, leases and other real estate owned increased 26 basis points to 2.83% at September 30, 2009.
  Efficiency Ratio for the quarter was 61.48% compared to 74.64% for the second quarter of 2009.
  Tangible Common Equity to Tangible Common Assets ratio increased to 4.95% from 4.62% at June 30, 2009.

“The prolonged economic downturn has continued to impact customers in our markets, as well as our own financial performance. However, outside of our increased credit costs, our core operations are showing solid performance,” said William J. Reuter, Chairman and Chief Executive Officer of Susquehanna Bancshares, Inc. “In the third quarter, we improved our net interest margin, controlled expenses to produce an improved efficiency ratio, and increased our non-interest income. Our core pre-provision, pre-tax income* improved 20%, from $40.9 million in the second quarter to $49.2 million in the third quarter.”

“Our objective for the balance of this year and going into 2010 is clear,” Reuter said. “We will continue to diligently monitor our loan portfolio to identify and mitigate potential credit quality issues, as well as build on our efforts to balance our deposit mix for improved net interest margin and carefully control expenses for enhanced efficiency.”

Susquehanna will broadcast its third quarter 2009 results conference call over the Internet on October 29, 2009 at 11:00 a.m. Eastern time. The conference call will include management’s discussion of third quarter 2009 results. The discussion may also include forward-looking information and financial goals. Investors will have the opportunity to listen to the conference call through a live broadcast on Susquehanna’s Web site. The event may be accessed by selecting "Investor Relations" near the top right of the home page then “Overview” and clicking on the third quarter webcast link. To listen to the live call, please go to the Web site at least fifteen minutes prior to the scheduled start time to download and install any necessary audio software. For those who are unable to listen to the live broadcast, an archived replay and podcast will be available on the Web site shortly after the call concludes.

Susquehanna Bancshares, Inc. is a financial services holding company with assets of approximately $14 billion. Headquartered in Lititz, Pa., the company provides banking and financial services at more than 220 branch locations in the mid-Atlantic region. Through Susquehanna Wealth Management, the company offers investment, fiduciary, brokerage, insurance, retirement planning, and private banking services, with approximately $6 billion in assets under management and administration. Susquehanna also operates an insurance brokerage and employee benefits company, a commercial finance company and a vehicle leasing company. Investor information may be requested on Susquehanna’s Web site at www.susquehanna.net.

This press release contains certain financial information determined by methods other than in accordance with GAAP. Susquehanna’s management uses these non-GAAP measures in its analysis of the company’s performance. These non-GAAP financial measures require management to make judgments about the exclusion of certain items, and if different judgments were made, the amounts reported would be different. These measures typically exclude the effects of intangibles and related amortization and include the tax benefit associated with revenue items that are tax-exempt. Disclosures regarding these non-GAAP financial measures are included in the accompanying financial information.

The presentation of these non-GAAP financial measures is intended to supplement investors’ understanding of Susquehanna’s core business activities. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies.

This release includes forward-looking statements as that term is defined in the U.S. Private Securities Litigation Reform Act of 1995. In particular, this release includes forward-looking statement regarding Susquehanna's objectives for the balance of the year and for 2010. These statements are subject to certain risks and uncertainties including risks relating to Susquehanna's ability to monitor its existing loan portfolio, to find qualified borrowers and to cost-effectively manage its operations, as well as risks relating to changes in consumer confidence, changes in the general economic climate, unforeseen action taken by regulators and the other risks set forth in Susquehanna's filings with the Securities and Exchange Commission. Susquehanna encourages readers of this release to understand forward-looking statements to be strategic objectives rather than absolute targets of future performance. Forward-looking statements speak only as of the date they are made. Susquehanna does not intend to update publicly any forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events except as required by law.

*Core pre-provision, pre-tax income is determined as follows:

	($ in Millions)
	3Q 2009	2Q 2009
Pre-Tax Income (Loss)	$5.9	($18.2)

Provision for Loan Losses	48.0	50.0

Net Security Gains	(4.7)	0.0

FDIC Special Assessment	0.0	6.2

Consolidation Charges	0.0	2.9

Core Pre-Provision, Pre-Tax Income	$49.2	$40.9

Susquehanna Bancshares, Inc.
P.O. Box 1000
Lititz, PA 17543

SUMMARY FINANCIAL INFORMATION
(Dollars in thousands, except per common share data)

			Nine Months
	3Q09	3Q08	2009	2008
Balance Sheet (EOP)
Investments	$1,822,895	$2,039,590	$1,822,895	$2,039,590
Loans and leases	9,863,705	9,454,094	9,863,705	9,454,094
Allowance for loan & lease losses (ALLL)	168,570	105,575	168,570	105,575
Total assets	13,659,154	13,636,287	13,659,154	13,636,287
Deposits	8,900,313	9,194,141	8,900,313	9,194,141
Short-term borrowings	1,020,614	738,516	1,020,614	738,516
FHLB borrowings	1,049,383	1,354,981	1,049,383	1,354,981
Long-term debt	448,246	422,943	448,246	422,943
Shareholders' equity	1,979,082	1,694,774	1,979,082	1,694,774

Stated book value per common share	19.53	19.69	19.53	19.69
Tangible book value per common share	7.21	7.25	7.21	7.25

Average Balance Sheet
Investments	$1,813,956	$2,085,899	$1,875,064	$2,068,829
Loans and leases	9,871,042	9,331,363	9,790,294	9,052,373
Total earning assets	11,790,107	11,509,955	11,776,540	11,220,901
Total assets	13,703,828	13,506,823	13,697,767	13,225,375
Deposits	8,935,255	9,026,149	9,050,320	8,845,334
Short-term borrowings	1,050,060	722,528	939,446	643,341
FHLB borrowings	1,049,652	1,396,158	1,052,286	1,344,995
Long-term debt	448,280	422,870	448,223	421,297
Shareholders' equity	1,964,460	1,698,764	1,952,405	1,717,882

Income Statement
Net interest income	$104,802	$101,262	$300,176	$298,501
Provision for loan and lease losses	48,000	17,704	133,000	41,306
Noninterest income	40,705	17,919	117,722	105,506
Noninterest expense	91,535	95,790	289,518	278,054
Income (loss) before taxes	5,972	5,687	(4,620)	84,647
(Benefit from) provision for income taxes	(850)	(673)	(9,690)	21,065
Net income	6,822	6,360	5,070	63,582
Net income (loss) applicable to common shareholders	2,657	6,360	(7,424)	63,582
Basic earnings per common share	0.03	0.07	(0.09)	0.74
Diluted earnings per common share	0.03	0.07	(0.09)	0.74
Cash dividends paid per common share	0.05	0.26	0.36	0.78

Asset Quality
Net charge-offs (NCO)	$36,947	$8,162	$78,179	$24,300
Nonaccrual loans & leases	225,343	96,022	225,343	96,022
Restructured loans	32,188	2,592	32,188	2,592
OREO	22,510	10,671	22,510	10,671
Total nonperforming assets (NPA)	280,041	109,285	280,041	109,285
Loans & leases 90 days past due	38,396	20,313	38,396	20,313

Susquehanna Bancshares, Inc.
P.O. Box 1000
Lititz, PA 17543

RATIO ANALYSIS	3Q09	3Q08	2009	2008

Credit Quality
NCO / Average loans & leases	1.48%	0.35%	1.07%	0.36%
NPA / Loans & leases & OREO	2.83%	1.15%	2.83%	1.15%
ALLL / Nonperforming loans & leases	65.46%	107.06%	65.46%	107.06%
ALLL / Total loans & leases	1.71%	1.12%	1.71%	1.12%

Capital Adequacy
Equity / Assets	14.49%	12.43%	14.49%	12.43%
Long-term debt / Equity	22.65%	24.96%	22.65%	24.96%

Profitability
Return on average assets	0.20%	0.19%	0.05%	0.64%
Return on average equity	1.38%	1.49%	0.35%	4.94%
Return on average tangible equity (1)	3.76%	5.21%	1.55%	13.59%
Net interest margin	3.64%	3.60%	3.52%	3.66%
Efficiency ratio	61.48%	78.38%	67.67%	67.37%

(1)Supplemental Reporting of Non-GAAP-based Financial Measures

Return on average tangible equity is a non-GAAP-based financial measure calculated using non-GAAP-based amounts. The most directly comparable measure is return on average equity which is calculated using GAAP-based amounts. We calculate return on average tangible equity by excluding the balance of intangible assets and their related amortization expense from our calculation of return on average equity. Management uses the return on average tangible equity in order to review our core operating results. Management believes that this is a better measure of our performance. In addition, this is consistent with the treatment by bank regulatory agencies, which excludes goodwill and other intangible assets from the calculation of risk-based capital ratios. A reconciliation of return on average equity to return on average tangible equity is set forth below.

			Nine Months
	3Q09	3Q08	2009	2008
Return on average equity (GAAP basis)	1.38%	1.49%	0.35%	4.94%
Effect of excluding average intangible assets and related amortization	2.38%	3.72%	1.20%	8.65%
Return on average tangible equity	3.76%	5.21%	1.55%	13.59%

Susquehanna Bancshares, Inc.
P.O. Box 1000
Lititz, PA 17543

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	September 30,	December 31,	September 30,
	2009	2008	2008
	(in thousands, except share data)
Assets
Cash and due from banks	$199,626	$237,701	$260,358
Unrestricted short-term investments	100,099	119,146	105,704
Cash and cash equivalents	299,725	356,847	366,062
Restricted short-term investments	50	214	213
Securities available for sale	1,813,910	1,870,746	2,030,395
Securities held to maturity (fair values approximate $8,985, $9,145, and $9,195)	8,985	9,145	9,195
Loans and leases, net of unearned income	9,863,705	9,653,873	9,454,094
Less: Allowance for loan and lease losses	168,570	113,749	105,575
Net loans and leases	9,695,135	9,540,124	9,348,519
Premises and equipment, net	165,764	173,269	177,219
Foreclosed assets	22,510	10,313	10,671
Accrued income receivable	38,028	40,486	43,363
Bank-owned life insurance	357,325	353,771	353,864
Goodwill	1,018,031	1,017,551	1,014,282
Intangible assets with finite lives	46,116	54,044	56,658
Other assets	193,575	256,478	225,846
Total assets	$13,659,154	$13,682,988	$13,636,287

Liabilities and Shareholders' Equity
Deposits:
Demand	$1,210,770	$1,201,416	$1,228,255
Interest-bearing demand	2,962,307	2,528,475	2,446,467
Savings	724,487	695,275	712,930
Time	2,747,706	3,045,653	2,962,563
Time of $100 or more	1,255,043	1,595,674	1,843,926
Total deposits	8,900,313	9,066,493	9,194,141
Short-term borrowings	1,020,614	910,219	738,516
Federal Home Loan Bank borrowings	1,049,383	1,069,784	1,354,981
Long-term debt	176,055	176,284	151,289
Junior subordinated debentures	272,191	271,798	271,654
Accrued interest, taxes, and expenses payable	71,708	55,126	63,957
Deferred taxes	74,391	87,695	96,565
Other liabilities	115,417	99,671	70,410
Total liabilities	11,680,072	11,737,070	11,941,513

Shareholders' equity:
Preferred stock, $1,000 liquidation value, 5,000,000 shares authorized. Issued: 300,000 at September 30, 2009; 300,000,at December 31, 2008; and 0 at September 30, 2008	291,944	290,700	0
Common stock, $2.00 par value, 200,000,000 shares authorized; Issued: 86,394,320 at September 30, 2009; 86,174,285 at December 31, 2008; and 86,089,662 at September 30, 2008	172,789	172,349	172,179
Additional paid-in capital	1,056,800	1,055,255	1,044,338
Retained earnings	475,591	512,924	516,290
Accumulated other comprehensive loss, net of taxes of $9,715; $45,936; and $20,479	(18,042)	(85,310)	(38,033)
Total shareholders' equity	1,979,082	1,945,918	1,694,774
Total liabilities and shareholders' equity	$13,659,154	$13,682,988	$13,636,287

Susquehanna Bancshares, Inc.
P.O. Box 1000
Lititz, PA 17543

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands, except per share data)	2009	2008	2009	2008
Interest Income:
Loans and leases, including fees	$139,591	$148,374	$415,341	$444,243
Securities:
Taxable	16,758	21,331	54,329	65,521
Tax-exempt	3,755	3,326	11,174	9,287
Dividends	992	1,541	2,943	4,541
Short-term investments	54	491	529	1,939
Total interest income	161,150	175,063	484,316	525,531
Interest Expense:
Deposits:
Interest-bearing demand	4,499	7,441	17,102	27,254
Savings	291	1,116	1,400	3,954
Time	33,166	41,236	109,103	124,094
Short-term borrowings	1,098	3,179	3,233	9,368
FHLB borrowings	10,122	13,120	30,275	39,104
Long-term debt	7,172	7,709	23,027	23,256
Total interest expense	56,348	73,801	184,140	227,030
Net interest income	104,802	101,262	300,176	298,501
Provision for loan and lease losses	48,000	17,704	133,000	41,306
Net interest income, after provision for loan and lease losses	56,802	83,558	167,176	257,195
Noninterest Income:
Service charges on deposit accounts	9,326	11,968	28,277	34,823
Vehicle origination, servicing, and securitization fees	1,210	2,200	4,996	7,698
Asset management fees	6,733	7,405	18,920	19,161
Income from fiduciary-related activities	1,803	1,977	5,270	6,500
Commissions on brokerage, life insurance and annuity sales	2,291	1,672	5,850	5,361
Commissions on property and casualty insurance sales	2,661	2,636	9,446	9,604
Income from bank-owned life insurance	1,312	3,719	4,094	10,651
Net gain on sale of loans and leases	3,142	1,856	8,141	4,960
Net realized gain on sales of securities	4,727	0	5,079	207
Other-than-temporary impairment of securities related to credit losses	0	(17,550)	(937)	(17,550)
Other	7,500	2,036	28,586	24,091
Total noninterest income	40,705	17,919	117,722	105,506
Noninterest Expenses:
Salaries and employee benefits	47,771	49,140	144,849	142,258
Occupancy	7,633	8,994	26,696	27,304
Furniture and equipment	3,620	3,983	10,962	12,092
Advertising and marketing	1,802	2,657	6,392	9,843
FDIC insurance	4,245	434	20,236	933
Amortization of intangible assets	2,624	2,853	7,928	8,048
Vehicle lease disposal	3,858	3,622	10,384	9,148
Other	19,982	24,107	62,071	68,428
Total noninterest expenses	91,535	95,790	289,518	278,054
Income (loss) before income taxes	5,972	5,687	(4,620)	84,647
(Benefit from) provision for income taxes	(850)	(673)	(9,690)	21,065
Net Income	6,822	6,360	5,070	63,582
Preferred stock dividends and accretion	4,165	0	12,494	0
Net Income (Loss) Applicable to Common Shareholders	$2,657	$6,360	($7,424)	$63,582
Earnings per common share:
Basic	$0.03	$0.07	($0.09)	$0.74
Diluted	$0.03	$0.07	($0.09)	$0.74
Cash dividends per common share	$0.05	$0.26	$0.36	$0.78
Average common shares outstanding:
Basic	86,294	86,010	86,220	85,956
Diluted	86,294	86,033	86,220	85,992

Susquehanna Bancshares, Inc.
P.O. Box 1000
Lititz, PA 17543

DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY

Interest rates and interest differential-taxable equivalent basis

	For the Three-month Period Ended			For the Three-month Period Ended
	September 30, 2009			September 30, 2008
	Average			Average
(Dollars in thousands)	Balance	Interest	Rate (%)	Balance	Interest	Rate (%)
Assets
Short-term investments	$105,109	$54	0.20	$92,693	$491	2.11
Investment securities:
Taxable	1,463,580	17,750	4.81	1,776,148	22,872	5.12
Tax-advantaged	350,376	5,775	6.54	309,751	5,117	6.57

Total investment securities	1,813,956	23,525	5.15	2,085,899	27,989	5.34
Loans and leases, (net):
Taxable	9,649,279	137,085	5.64	9,134,226	146,070	6.36
Tax-advantaged	221,763	3,855	6.90	197,137	3,546	7.16

Total loans and leases	9,871,042	140,940	5.66	9,331,363	149,616	6.38

Total interest-earning assets	11,790,107	164,519	5.54	11,509,955	178,096	6.16
Allowance for loan and lease losses	(163,409)			(98,963)
Other non-earning assets	2,077,130			2,095,831

Total assets	$13,703,828			$13,506,823

Liabilities
Deposits:
Interest-bearing demand	$2,878,901	4,499	0.62	$2,558,459	7,441	1.16
Savings	738,392	291	0.16	734,832	1,116	0.60
Time	4,083,021	33,166	3.22	4,509,237	41,236	3.64
Short-term borrowings	1,050,060	1,098	0.41	722,528	3,179	1.75
FHLB borrowings	1,049,652	10,122	3.83	1,396,158	13,120	3.74
Long-term debt	448,280	7,172	6.35	422,870	7,709	7.25

Total interest-bearing liabilities	10,248,306	56,348	2.18	10,344,084	73,801	2.84
Demand deposits	1,234,941			1,223,621
Other liabilities	256,121			240,354

Total liabilities	11,739,368			11,808,059

Equity	1,964,460			1,698,764

Total liabilities & shareholders' equity	$13,703,828			$13,506,823

Net interest income / yield on average earning assets		$108,171	3.64		$104,295	3.60

1.	Average loan balances include non accrual loans.
2.	Tax-exempt income has been adjusted to a tax-equivalent basis using a marginal tax rate of 35%.
3.

For presentation in this table, average balances and the corresponding average rates for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.

Susquehanna Bancshares, Inc.
P.O. Box 1000
Lititz, PA 17543

DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY

Interest rates and interest differential-taxable equivalent basis

	For the Nine-month Period Ended			For the Nine-month Period Ended
	September 30, 2009			September 30, 2008
	Average			Average
(Dollars in thousands)	Balance	Interest	Rate (%)	Balance	Interest	Rate (%)
Assets
Short-term investments	$111,182	$529	0.64	$99,699	$1,939	2.60
Investment securities:
Taxable	1,528,135	57,271	5.01	1,775,290	70,062	5.27
Tax-advantaged	346,929	17,193	6.63	293,539	14,288	6.50

Total investment securities	1,875,064	74,464	5.31	2,068,829	84,350	5.45
Loans and leases, (net):
Taxable	9,569,595	408,064	5.70	8,858,477	437,299	6.59
Tax-advantaged	220,699	11,195	6.78	193,896	10,683	7.36

Total loans and leases	9,790,294	419,259	5.73	9,052,373	447,982	6.61

Total interest-earning assets	11,776,540	494,252	5.61	11,220,901	534,271	6.36
Allowance for loan and lease losses	(138,218)			(94,097)
Other non-earning assets	2,059,445			2,098,571

Total assets	$13,697,767			$13,225,375

Liabilities
Deposits:
Interest-bearing demand	$2,793,759	17,102	0.82	$2,662,819	27,254	1.37
Savings	729,966	1,400	0.26	729,658	3,954	0.72
Time	4,309,384	109,103	3.38	4,243,996	124,094	3.91
Short-term borrowings	939,446	3,233	0.46	643,341	9,368	1.95
FHLB borrowings	1,052,286	30,275	3.85	1,344,995	39,104	3.88
Long-term debt	448,223	23,027	6.87	421,297	23,256	7.37

Total interest-bearing liabilities	10,273,064	184,140	2.40	10,046,106	227,030	3.02
Demand deposits	1,217,211			1,208,861
Other liabilities	255,087			252,526

Total liabilities	11,745,362			11,507,493

Equity	1,952,405			1,717,882

Total liabilities & shareholders' equity	$13,697,767			$13,225,375

Net interest income / yield on average earning assets		$310,112	3.52		$307,241	3.66

1.	Average loan balances include non accrual loans.
2.	Tax-exempt income has been adjusted to a tax-equivalent basis using a marginal tax rate of 35%.
3.

For presentation in this table, average balances and the corresponding average rates for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.

LOANS AND LEASES

Loans and leases, net of unearned income, were as follows:

	September 30,	December 31,	September 30,
	2009	2008	2008
		(in thousands)
Commercial, financial, and agricultural	$2,096,869	$2,063,942	$1,987,149
Real estate - construction	1,208,706	1,313,647	1,305,935
Real estate secured - residential	2,350,192	2,298,709	2,248,002
Real estate secured - commercial	3,016,452	2,875,502	2,833,555
Consumer	443,417	419,371	409,583
Leases	748,069	682,702	669,870
Total loans and leases	$9,863,705	$9,653,873	$9,454,094

Susquehanna Bancshares, Inc.

(Dollars in thousands)	Non-Performing Loans and Leases
	09/30/09	06/30/09	03/31/09	12/31/08
Nonaccrual loans:
Commercial, financial, and agricultural	$18,064	$21,814	$24,292	$13,882
Real estate - construction	102,667	94,798	71,876	49,774
Real estate secured - residential	35,752	30,650	20,279	18,271
Real estate secured - commercial	60,387	49,710	36,836	22,477
Consumer	32	127	214	844
Leases	8,441	2,255	30	65
Total nonaccrual loans	225,343	199,354	153,527	105,313
Restructured loans:
Commercial, financial, and agricultural	3,455	5,065	1,678	1,751
Real estate - construction	0	8,456	0	0
Real estate secured - residential	203	1,031	0	0
Real estate secured - commercial	28,530	16,247	815	815
Total restructured loans	32,188	30,799	2,493	2,566
Total non-performing loans and leases	$257,531	$230,153	$156,020	$107,879

	Net Charge-offs
	3Q 2009	2Q 2009	1Q 2009
Commercial, financial, and agricultural	$7,940	$5,601	$4,327
Real estate - construction	21,319	13,312	7,075
Real estate secured - residential	1,816	999	2,046
Real estate secured - commercial	3,870	2,834	(487)
Consumer	401	264	1,014
Leases	1,601	1,637	2,610
Total charge-offs	$36,947	$24,647	$16,585

CONTACT:
Susquehanna Bancshares, Inc.
Abram G. Koser, Vice President, Investor Relations
(717) 625-6305
ir@susquehanna.net